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               1993 Employee Incentive Plan Summary

Annual Incentive Plan

Financial threshold which must be achieved for awards to be paid
    Return on Equity

Eligibility:      All regular full- and part-time Duke Power employees
                  who have been working at least 90 days.
Measures:         ROE
                  Unit objectives

Award Opportunity as a percentage of salary:

                                   Minimum            Target          Maximum
Points for Achievement of Unit       1.0               2.0              3.6
Objectives
                              X

ROE Multiplier                        .8               1.0              1.2

Total Award Opportunity               .8%              2.0%             4.32%

Paid out in cash.

Incentive awards are not included in benefits calculations.